Exhibit 99.2

CONTACT INFORMATION

Investor Relations

Contact:	Mary Kay Ladone, Vice President, Investor Relations
Phone:	312-819-9387
Email:	MaryKay.Ladone@hill-rom.com

Media

Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	Howard.Karesh@hill-rom.com

HILL-ROM ANNOUNCES LAUNCH OF $300 MILLION PRIVATE PLACEMENT

Company Intends to Finance Acquisition of Mortara Instrument with Proceeds from the Offering

CHICAGO, February 9, 2017 /PRNewswire/ — Hill-Rom Holdings, Inc. (“Hill-Rom” or the “Company”) (NYSE: HRC) today announced the planned private offering, subject to market and other conditions, of $300 million in aggregate principal amount of senior unsecured notes due 2025 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by certain of Hill-Rom’s existing and future wholly-owned domestic restricted subsidiaries.

The Company intends to use the net proceeds from the offering of the Notes, together with available cash balances, to finance the Company’s previously announced acquisition of Mortara Instrument, Inc. (the “Mortara Acquisition”), and to pay related transaction fees and expenses. The offering, however, is not conditioned upon the completion of the Mortara Acquisition, which, if completed, will occur subsequent to the closing of the offering. The Notes will be subject to a special mandatory redemption if the Mortara Acquisition is not consummated.

The Notes and related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Notes and related guarantees may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes and related guarantees will be offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135C under the Securities Act, and it is neither an offer to sell nor the solicitation of an offer to buy any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

ABOUT HILL-ROM HOLDINGS, INC.

Hill-Rom is a leading global medical technology company with more than 10,000 employees worldwide. We partner with health care providers in more than 100 countries by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Patient Monitoring and Diagnostics, Surgical Safety and Efficiency and Respiratory Health. Around the world, Hill-Rom’s people, products, and programs work towards one mission: Every day, around the world, we enhance outcomes for patients and their caregivers. Visit www.hill-rom.com for more information.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included herein that are not historical facts are forward looking statements, including without limitation statements regarding Hill-Rom’s ability to complete the Mortara Acquisition  and all other statements concerning future strategy, plans, objectives, projections, expectations and intentions. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Hill-Rom’s results could be materially adversely affected.  For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Hill-Rom assumes no obligation to update or revise any forward-looking statements.